UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) January 29, 2025

Hawkins, Inc.
(Exact name of registrant as specified in its charter)

Minnesota	0-7647	41-0771293
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2381 Rosegate,	Roseville,	Minnesota	55113
(Address of Principal Executive Offices)			(Zip Code)

Registrant’s Telephone Number, Including Area Code (612) 331-6910

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.01 per share	HWKN	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act (17 CFR 230.405) or Rule 12b-2 of the Exchange Act (17 CFR 240.12b 2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.01. Changes in Registrant’s Certifying Accountant.

The Audit Committee (the “Committee”) of the Board of Directors of Hawkins, Inc. (the “Company”) conducted a competitive process to determine the Company’s independent registered public accounting firm for the Company’s fiscal year ending March 29, 2026.

Following the review of proposals from the independent registered public accounting firms that participated in the process, on January 29, 2025, the Committee approved the engagement of Deloitte & Touche LLP (“Deloitte”), as the Company’s independent registered public accounting firm, for the Company’s fiscal year ending March 29, 2026, subject to execution of an engagement letter. In connection with this appointment, the Committee approved the dismissal of Grant Thornton LLP ("Grant Thornton"). Grant Thornton was previously engaged to audit the Company's consolidated financial statements for the year ending March 30, 2025. The appointment of Deloitte does not affect Grant Thornton's engagement for the year ending March 30, 2025.

Grant Thornton’s reports on the consolidated financial statements of the Company as of and for the fiscal years ended March 31, 2024 and April 2, 2023 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

During the fiscal years ended April 2, 2023 and March 31, 2024, and the subsequent interim periods through January 29, 2025, there were (i) no disagreements within the meaning of Item 304(a)(1)(iv) of Regulation S-K and the related instructions between the Company and Grant Thornton on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to the satisfaction of Grant Thornton, would have caused Grant Thornton to make reference thereto in their reports; and (ii) no “reportable events” as defined in Item 304(a)(1)(v) of Regulation S-K.

During the fiscal years ended April 2, 2023 and March 31, 2024, and the subsequent interim periods through January 29, 2025, neither the Company nor anyone on its behalf has consulted with Deloitte regarding (i) the application of accounting principles to a specific transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, and neither a written report nor oral advice was provided to the Company that Deloitte concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing, or financial reporting issue; (ii) any matters that were the subject of a disagreement within the meaning of Item 304(a)(1)(iv) of Regulation S-K and the related instructions; or (iii) any reportable event within the meaning of Item 304(a)(1)(v) of Regulation S-K.

The Company has provided Grant Thornton with a copy of this disclosure and requested that Grant Thornton furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the above statements. The letter from Grant Thornton was furnished to the Company on February 3, 2025, and is attached as Exhibit 16.1 to this current report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.
(d)Exhibits.

Exhibit No.	Description	Method of Filing

16.1	Correspondence from Grant Thornton LLP dated February 3, 2025	Filed Electronically
104	Cover Page Interactive Data File (embedded within the inline XBRL document)	Filed Electronically

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HAWKINS, INC.

Date: February 3, 2025	By:	/s/ Jeffrey P. Oldenkamp
Jeffrey P. Oldenkamp
Executive Vice President and Chief Financial Officer